UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): December 11, 2003


                              HCB BANCSHARES, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          OKLAHOMA                   0-22423                     62-1670792
----------------------------  ----------------------         -------------------
(State or Other Jurisdiction  Commission File Number          (I.R.S. Employer
    of Incorporation)                                        Identification No.)



                   237 JACKSON STREET, CAMDEN, ARKANSAS 71701
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code: (870) 836-6841
                                                           --------------


                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE
        ---------------------------------------

     On December 12, 2003, HCB Bancshares, Inc. (the "Company") announced that it had received an indication of interest letter from an investor group to engage in a business combination with the Company whereby the Company's stockholders would receive $18.63 per share in cash. The proposed business combination would be subject to, among other things, the negotiation of a definitive merger agreement, regulatory approval and the approval of the Company's stockholders. The investor group has expressed its intention to make a cash deposit at the time that the definitive merger agreement is executed which would be forfeited under certain circumstances including the failure of the investor group to obtain regulatory approval for the transaction. The Company and the investor group intend to negotiate a definitive merger agreement during the next thirty days and during the 30-day period the Company has agreed to cease all discussions with other parties regarding a business combination, subject to the satisfaction of the fiduciary duties of the Company's Board of Directors. There can be no assurance that the parties will agree to the terms of a definitive agreement. For more information, see the Company's press release, which is attached as Exhibit 99.1 and is incorporated by reference herein.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
        ------------------------------------------------------------------

Exhibit 99.1 Press Release dated December 12, 2003

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HCB BANCSHARES, INC.



                                      By:/s/ Charles T. Black
                                         --------------------------------------
                                         Charles T. Black
                                         President and Chief Executive Officer
                                         (Duly Authorized Representative)


Dated:  December 12, 2003